UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 20, 2018

Synovus Financial Corp.
(Exact name of registrant as specified in its charter)

Georgia	1-10312	58-1134883
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1111 Bay Avenue, Suite 500 Columbus, Georgia		31901
(Address of principal executive offices)		(Zip Code)
(706) 649-2311
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 3.03. Material Modification to Rights of Security Holders
On June 20, 2018, Synovus Financial Corp. (the “Company”) filed the Articles of Amendment to the Company’s Amended and Restated Articles of Incorporation (the “Articles of Amendment”) with the Georgia Secretary of State Division of Corporations setting forth the terms of the Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series D, with a liquidation preference of $25.00 per share, of the Company (the “Series D Preferred Stock”).
The Series D Preferred Stock ranks senior to the Company’s common stock and equally with its Series C Preferred Stock, which the Company intends to redeem in full using the proceeds from the issuance of the Series D Preferred Stock, and at least equally with each other series of preferred stock it may issue (except for any senior series that may be issued with the requisite consent of the holders of the Series D Preferred Stock and all other parity stock), with respect to the payment of dividends and distributions upon liquidation, dissolution or winding up.
Under the terms of the Series D Preferred Stock, the ability of the Company to declare or pay dividends on, or purchase, redeem or otherwise acquire, shares of its common stock or any preferred stock ranking on parity with or junior to the Series D Preferred Stock is subject to certain restrictions in the event that the Company fails to declare and pay dividends on the Series D Preferred Stock for the then-current dividend period. In addition, in the event the Company liquidates, dissolves or winds-up its business and affairs, either voluntarily or involuntarily, the Company is required to pay the holders of the Series D Preferred Stock a liquidating distribution of $25.00 per share, plus any declared and unpaid dividends, before the Company makes any distribution of assets to the holders of the Company’s common stock or any other class or series of shares ranking junior to the Series D Preferred Stock.
The foregoing description of the terms of the Series D Preferred Stock is qualified in its entirety by reference to the full text of the Articles of Amendment, which are included as Exhibit 3.1 to this Current Report on Form 8-K and are incorporated by reference herein.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
On June 20, 2018, the Company filed the Articles of Amendment with the Georgia Secretary of State Division of Corporations, which became effective upon acceptance of the Articles of Amendment for record by the Georgia Secretary of State Division of Corporations, amending the Articles of Incorporation by establishing and setting forth the terms of its Series D Preferred Stock consisting of 8,000,000 shares.
The Company will pay non-cumulative cash dividends on the Series D Preferred Stock, when, as and if declared by the Company’s Board of Directors or a duly authorized committee of the Board, based on the $25.00 liquidation preference at a per annum rate equal to (1) 6.300% for each dividend period from the original issue date to, but excluding June 21, 2023 (the “Fixed Rate Period”), and (2) three-month LIBOR plus 3.352% for each dividend period from and including June 21, 2023 through the redemption date of the Series D Preferred Stock, if any (the “Floating Rate Period”). Dividends on the Series D Preferred Stock will be payable when, as, and if declared by the Company’s Board of Directors or a duly authorized committee of the Board, in arrears, quarterly on March 21, June 21, September 21 and December 21 of each year, beginning on September 21, 2018.
The Series D Preferred Stock has a liquidation preference of $25.00 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends. Liquidating distributions will be made on the Series D Preferred Stock only to the extent the Company’s assets are available after satisfaction of all liabilities to creditors and subject to the rights of holders of any security ranking senior to the Series D Preferred Stock, and pro rata with any other shares of the Company’s stock ranking equal to the Series D Preferred Stock.
The Series D Preferred Stock is perpetual and does not have any maturity date. The Series D Preferred Stock is redeemable at the Company’s option (i) in whole or in part, from time to time, on any dividend payment date on or after June 21, 2023, or (ii) in whole, but not in part, at any time within 90 days following a regulatory capital treatment event (as defined in the Articles of Amendment), in each case at a redemption price equal to $25.00 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends. Accordingly, the Series D Preferred Stock will remain outstanding indefinitely unless and until the Company decides to redeem it and receives the prior approval of the Board of Governors of the Federal Reserve System applicable to bank holding companies to do so. The Series D Preferred Stock has no preemptive or conversion rights.
The Series D Preferred Stock has no voting rights except with respect to (i) in the case of certain dividend non-payments only, the election of two directors; (ii) authorizing, increasing the authorized amount of, or issuing, shares of any class or series of stock ranking senior to the Series C Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of the Corporation; (iii) authorizing material and adverse changes to the terms of the Series D Preferred Stock, whether by merger consolidation or otherwise; and (iv) as otherwise required under Georgia law.

The foregoing description of the terms of the Series D Preferred Stock is qualified in its entirety by reference to the full text of the Articles of Amendment, which are included as Exhibit 3.1 to this Current Report on Form 8-K and are incorporated by reference herein.
Item 8.01. Other Events
On June 21, 2018, the Company completed the previously announced public offering of 8,000,000 shares of Series D Preferred Stock pursuant to the Underwriting Agreement, dated as of June 12, 2018, by and among the Company, Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named therein, filed with the U.S. Securities and Exchange Commission (the “Commission”) on June 15, 2018, as described in a prospectus supplement, dated June 12, 2018, filed with the Commission on June 14, 2018. The shares of Series D Preferred Stock have been registered under the Securities Act of 1933, as amended, by a registration statement on Form S-3ASR (File No. 333-212916), filed with the Commission on August 4, 2016 (the “Registration Statement”). The following documents are being filed with this Current Report on Form 8-K and incorporated by reference herein and into the Registration Statement: (i) the Articles of Amendment as Exhibit 3.1 hereto, (ii) the form of certificate representing the Series D Preferred Stock as Exhibit 4.1 hereto, and (iii) the validity opinion letter of Mary Maurice Young, Deputy General Counsel and Assistant Secretary of the Company, with respect to the Series D Preferred Stock as Exhibit 5.1 hereto.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description
3.1
Articles of Amendment to the Amended and Restated Articles of Incorporation of Synovus Financial Corp. with respect to the Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series D, with a liquidation preference of $25.00 per share, effective as of June 20, 2018.

4.1	Form of Certificate Representing the Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series D, with a liquidation preference of $25.00 per share.

5.1
Opinion of Mary Maurice Young, Deputy General Counsel and Assistant Secretary of Synovus Financial Corp., regarding the validity of the shares of Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series D, with a liquidation preference of $25.00 per share.

23.1	Consent of Mary Maurice Young (included in Exhibit 5.1 hereof).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNOVUS FINANCIAL CORP.

Date: June 21, 2018	By:	/s/ Allan E. Kamensky
	Name:	Allan E. Kamensky
	Title:	Executive Vice President, General Counsel and Secretary